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                 INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
Nos. 33-98988 and 33-98986 of USA Detergents Inc. on Form S-8 of our report dated February 17, 1997 (March 3, 1997 and March 24, 1997 as to note 4), appearing in this Annual Report on Form 10-K of USA Detergents Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP
New York, New York
March 27, 1997